UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 8, 2012
Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	000-03683	64-0471500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 East Capitol Street, Jackson, Mississippi	39201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(601) 208-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Trustmark Corporation (Trustmark) held its annual shareholders’ meeting on May 8, 2012, at which three proposals were submitted to Trustmark’s shareholders.  The proposals are described in detail in Trustmark’s proxy statement for the annual meeting filed with the Securities and Exchange Commission on March 30, 2012.  The final results for the votes regarding the proposals are set forth below.

Proposal #1:  Election of directors

Trustmark’s shareholders elected the nine directors named below to serve until the 2013 annual shareholders’ meeting or until their successors have been elected and qualified.  The votes cast for each of the nine directors, who constitute the entire Board of Directors of Trustmark following the meeting, are set forth below:

	For	Withheld	Broker Non-Votes
Adolphus B. Baker	46,865,559	163,802	9,143,548
Daniel A. Grafton	46,857,821	171,540	9,143,548
Gerard R. Host	46,820,309	209,052	9,143,548
David H. Hoster II	46,851,890	177,471	9,143,548
John M. McCullouch	46,852,811	176,550	9,143,548
Richard H. Puckett	45,520,852	1,508,509	9,143,548
R. Michael Summerford	46,857,552	171,809	9,143,548
LeRoy G. Walker, Jr.	46,845,638	183,723	9,143,548
William G. Yates III	42,094,469	4,934,892	9,143,548

Proposal #2:   Advisory vote to approve executive compensation

Trustmark’s shareholders approved, on an advisory basis, the compensation of Trustmark’s executive officers as disclosed in the proxy statement.  The votes regarding Proposal #2 were as follows:

For	Against	Abstentions	Broker Non-Votes
46,089,011	503,161	437,189	9,143,548

Proposal #3:   Ratification of the selection of KPMG LLP

Trustmark’s shareholders ratified the selection of KPMG LLP as Trustmark’s independent auditors for the fiscal year ending December 31, 2012.  The votes regarding Proposal #3 were as follows:

For	Against	Abstentions
54,261,586	1,830,846	80,477

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Louis E. Greer
Louis E. Greer
Treasurer and Principal Financial Officer

DATE:	May 10, 2012